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                                                                   EXHIBIT 23.1
                                                                   ------------

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Lycos, Inc. on Form S-3 dated May 15, 1998, of our report, which includes an explanatory paragraph concerning WiseWire Corporation's ability to continue as a going concern, dated July 31, 1997, except for the first paragraph of Note 5 as to which the date is October 13, 1997 and Note 12 as to which the date is September 24, 1997, on our audits of the financial statements of WiseWire Corporation, which report is included in this Form 8-K/A.



                                                  Coopers & Lybrand L.L.P.

Pittsburgh, Pennsylvania
May 15, 1998